SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 16, 2008

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 St. Mary Axe London, United Kingdom	EC3A 8EP
(Address of principal executive offices)	(Zip Code)

+44(0)8445862780
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On July 15, 2008, Thomas Barr, a director of Flex Fuels Energy, Inc. (the "Company") filed, without the authorization of the Board of Directors of the Company, or its Chief Executive Officer a current report on Form 8-K stating that Mr. James W Laird resigned from his position as a member of the Board of Director of the Company for personal reasons on May 16, 2008.  The unauthorized report on Form 8-K attaches as an exhibit a letter from Mr. Laird of that date submitting his resignation.

At the request of the Chairman of the Board and Chief Executive Officer of the Company, Mr. Laird rescinded that resignation letter on May 19, 2008 and continues to serve as a director of the Company. Mr. Barr disputes the effectiveness of that rescission.

The Company is taking appropriate measures to prevent further unauthorized filings with the Securities and Exchange Commission and is considering appropriate disciplinary actions against Mr. Barr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chief Executive Officer and Director

July 16, 2008	By:	/s/ Brian Barrows
Brian Barrows

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